UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	001-36341	38-3924636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VEC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 28, 2020, Vectrus Systems Corporation (“VSC”), a wholly-owned subsidiary of Vectrus, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), dated as of December 28, 2020, among (i) VSC as the purchaser, (ii) Zenetex LLC as the acquired company, (iii) ZTX Holdings, LLC, a Virginia limited liability company (the “Seller”), and (iv) the persons named on the signature pages thereto.

Pursuant to the Share Purchase Agreement, VSC will acquire all of the issued and outstanding membership interests, denominated in shares, of Zenetex LLC from the Seller for cash consideration of approximately $125 million, subject to customary adjustments at and following the closing (the “Transaction”). The Share Purchase Agreement contains various representations and warranties, covenants and indemnification provisions that are customary in transactions of this type.

The Share Purchase Agreement has been approved and adopted by the board of directors the Company, the board of directors of VSC, and the members of the Seller. The closing of the Transaction is conditioned upon, among other things, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) other usual and customary closing conditions. It is anticipated that the Transaction will be funded from available cash on-hand and from other financing sources, which may include borrowings under our existing credit facility. The closing of the Transaction is not subject to a financing condition. The transaction will close pending the completion of the review under the Hart-Scott-Rodino Act, as well as customary closing conditions.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is attached hereto as Exhibit 2.1 and is hereby incorporated herein by reference into this Item 1.01.

The representations, warranties and covenants contained in the Share Purchase Agreement have been made solely for the purposes of the Share Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Share Purchase Agreement; are not intended as statements of fact to be relied upon by the Company’s investors, but rather as a way of allocating the risk between the parties to the Share Purchase Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Share Purchase Agreement, which disclosures are not reflected in the Share Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and investors should not rely on them as statements of fact. In addition, such representations and warranties were made only as of the date of the Share Purchase Agreement or such other date as is specified in the Share Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Share Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Share Purchase Agreement and not to provide investors with any other factual information regarding the Company, Zenetex, LLC, the Seller, their respective affiliates or their respective businesses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On December 28, 2020, the Company issued a press release announcing the execution of the Share Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information contained in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is furnished pursuant to Item 7.01 Regulation FD Disclosure and shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

2.1*	Share Purchase Agreement, dated as of December 28, 2020, among Vectrus Systems Corporation, Zenetex LLC, ZTX Holdings, LLC, and the persons named on the signature pages thereto
99.1	Vectrus, Inc. Press Release, dated December 28, 2020

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2020		VECTRUS, INC.
	By:	/s/ Courtney A. Schoch
	Its:	Deputy General Counsel, Corporate and Corporate Secretary